                     AMENDMENT NO. 1 TO CREDIT AGREEMENT


     This Amendment No. 1 to Credit Agreement (this "Amendment") is entered into as of September 30, 1996 by and among PRONET INC., a Delaware corporation (the "Borrower"), each of the Subsidiaries listed on the signature pages hereto, THE FIRST NATIONAL BANK OF CHICAGO, individually and as agent ("Agent"), and the other financial institutions signatory hereto.

                                   RECITALS

     A. The Borrower, the Agent and the Lenders are party to that certain Second Amended and Restated Credit Agreement dated as of June 14, 1996 (as from time to time amended, supplemented or otherwise modified, the "Credit Agreement"; capitalized terms used but not otherwise defined herein have the respective meanings ascribed thereto in the Credit Agreement).

     B. Certain Subsidiaries of the Borrower have each guaranteed the Obligations of the Borrower under the Credit Agreement.

     C. The Borrower has recently disclosed certain financial information to the Agent and the Lenders relating to the impact on the Borrower's financial condition of certain price-reduction incentive arrangements entered into by the Borrower with resellers of its Paging Services, as more fully detailed in Annex A prepared by the Company and attached hereto ("Annex A").

     D. As of the date hereof, certain shareholders who purchased common stock of the Borrower pursuant to a common stock offering consummated by the Borrower on May 30, 1996 (the "Offering") have instituted various litigation (collectively, the "Shareholder Litigation") against the Borrower and other defendants seeking unspecified damages on behalf of all purchasers of the Borrower's common stock pursuant to the Offering, which Shareholder Litigation is more fully described in Annex A.

     E. Pursuant to Section 4.2(ii) of the Credit Agreement, the Borrower is required, in connection with any Advance thereunder, to affirm that the representations and warranties contained in Article V of the Credit Agreement are true and correct as of the Borrowing Date with respect to such Advance.

     F. As a result of the financial information and other matters disclosed in Annex A, including without limitation the Shareholder Litigation (i) the Borrower is not able to so affirm the representation and warranty set forth in the first sentence of Section 5.7 of the Credit Agreement or to confirm the Borrower's ongoing ability to comply with the financial covenants set forth in the Credit Agreement, and (ii) the Lenders do not, as of the date hereof, have sufficient information to determine whether the Borrower is able to so affirm the representation and warranty set forth in Section

5.5 of the Credit Agreement. As a consequence, since the occurrence of the events outlined above, the Borrower has been required to obtain waivers from the Required Lenders of the conditions precedent set forth in Section 4.2 of the Credit Agreement to each Advance on each Borrowing Date.

     G. The Borrower, the Agent and the Lenders wish to amend the Credit Agreement on the terms and conditions set forth below in order to (a) address the uncertainty arising from the existence of the Shareholder Litigation, (b) avoid the need for repeated waivers of the conditions precedent set forth in
Section 4.2 of the Credit Agreement in connection with each Advance requested under the Credit Agreement during the pendency of the Shareholder Litigation, and (c) effect other modifications to the Credit Agreement as described herein.

     Now, therefore, in consideration of the mutual execution hereof and other good and valuable consideration, the parties hereto agree as follows:

          1. AMENDMENT TO CREDIT AGREEMENT. Upon the "First Amendment Effective Date" (as defined below), the Credit Agreement shall be amended as follows:

               (a) ARTICLE I of the Credit Agreement is amended by inserting the following additional defined terms in proper alphabetical order:

                    "'First Amendment' means that certain Amendment No. 1 to Credit Agreement dated as of September 30, 1996 by and among the Borrower, the Agent and the Lenders.

                    'First Amendment Effective Date' has the meaning assigned to such term in the First Amendment.

                    'Georgialina Acquisition' means the Acquisition of all of the stock of Georgialina Communication Company and all of the assets of Tele-Page, Inc. by Contact Communications Inc., pursuant to the Stock Purchase Agreement among Georgialina Communication Company, Tele-Page, Inc., William J. Coscioni, Anna Coscioni and Contact Communications Inc. dated as of June 5, 1996 (as such agreement may be amended, modified or supplemented, so long as any such amendment, modification or supplement shall have been consented to by (a) the Agent, in the case of any amendments, modifications or supplements which are not materially disadvantageous to the Lenders, or (b) the Required Lenders, in all other cases).

                    'Litigation Liabilities' means, in respect of the Shareholder Litigation, any amounts which Borrower has paid, or has become legally obligated to pay, as the case may be, in connection with any such Shareholder Litigation, whether pursuant to a final, nonappealable judgment, a judgment which is not stayed or appealed, a negotiated settlement, or otherwise, but excluding attorneys fees and disbursements.

                    'PacWest Acquisition' means, collectively: (a) the merger of Pac-West Telecomm, Inc. into Borrower pursuant to the Merger Agreement dated April 25, 1996 among Pac-West Telecomm, Inc., John K. LaRue, William E. Koch, Bay Alarm Company and Borrower; (b) the Acquisition of Strategic Products Corporation by Borrower pursuant to the Stock Purchase Agreement among Strategic Products Corporation, John K. LaRue, Keith Bushman and Borrower dated April 25, 1996; and (c) concurrently with or subsequent to the consummation of the transactions described in
          (a) and (b) above, the transfer by Borrower to Contact Communications Inc. of the assets of Pac-West Telecomm, Inc. and Strategic Products Corporation acquired pursuant to the transactions described in (a) and (b) above (PROVIDED that the Merger Agreement and the Stock Purchase Agreement described in
          (a) and (b) above may be amended, modified or supplemented, so long as any such amendments, modifications or supplements shall have been consented to by (a) the Agent, in the case of any amendments, modifications or supplements which are not materially disadvantageous to the Lenders, or (b) the Required Lenders, in all other cases).

                    "'Shareholder Litigation' means the litigation described on Schedule "4" hereto, together with any additional litigation which may be commenced against the Borrower alleging or based upon substantially the same set of facts, and setting forth substantially the same causes of action, as the litigation described in Schedule "4" as of the First Amendment Effective Date."

               (b) The definition of "Interest Expense" in Article I is amended in its entirety to read as follows:

                    "'Interest Expense' means, for any period of calculation, all interest, whether paid in cash or accrued as a liability, on Indebtedness during such period (including imputed interest on Capitalized Lease Obligations), all calculated for such period for the Borrower and its Subsidiaries on a consolidated basis in accordance with Agreement Accounting Principles consistently applied."

               (c) The definition of "Permitted Acquisition" in ARTICLE I is amended in its entirety to read as follows:

                         "'Permitted Acquisition' means, at any time of determination, any Acquisition by the Borrower or any Subsidiary of a business or entity (other than a PCS Entity) deriving at least 80% of its net revenues from Paging Services with respect to which each of the following requirements is then met:

                    (i)  Such Acquisition has been approved and
               recommended by the board of directors of the entity to be acquired;

                    (ii) (a) the aggregate consideration, including,
               without limitation, the purchase price therefor and any assumption of debt (other than accounts payable and deferred revenue obligations arising in the ordinary course of business) for such Acquisition (singly or together with a group of related Acquisitions (but specifically excluding the PacWest Acquisition and the Georgialina Acquisition)) is equal to or less than $20,000,000 individually (or $40,000,000 in the aggregate for all such Permitted Acquisitions from and after the First Amendment Effective
               Date) and, prior to giving effect to such Acquisition, the Total Leverage Ratio is equal to or less than 5.00:1.00 or
               (b) the Borrower has obtained the prior written consent of the Required Lenders to such Acquisition and such Acquisition is consummated on terms and conditions satisfactory to the Required Lenders;

                    (iii) The Borrower, such Subsidiary and/or
               the entity to be acquired, as appropriate, shall have furnished to the Agent, no later than five (5) Business Days following the consummation of such Acquisition, such documents as shall be required pursuant to Section 2.19; and

                    (iv) Prior to and after giving effect to such
               Acquisition, no Default or Unmatured Default shall exist.

               Notwithstanding the foregoing, the PacWest Acquisition and the Georgialina Acquisition shall each constitute a Permitted Acquisition so long as the criteria set forth in clauses (i), (iii) and (iv) above are satisfied at the time such Acquisitions are consummated, or within five (5) Business Days thereafter, as applicable."

               (d) The definition of "Pro Forma Interest Expense" in ARTICLE I is amended in its entirety to read as follows:

                    "'Pro Forma Interest Expense' means, as at any date of determination, the product of (i) average Indebtedness outstanding for the first four complete consecutive fiscal quarters ending after such date of determination times (ii) the weighted average of the interest rates on Indebtedness in effect on such date of determination, all calculated for the Borrower and its Subsidiaries on a consolidated basis in accordance with Agreement Accounting Principles consistently applied."

               (e) The definition of "Subordinated Indebtedness" in ARTICLE I is amended in its entirety to read as follows:

                    "'Subordinated Indebtedness' of a Person means, collectively, (i) with respect to the Borrower, the 1995 Senior Subordinated Indebtedness and (ii) with respect to the Borrower or any other Person, any other Indebtedness (the incurrence or issuance of which has been consented to by the Required Lenders, in the case of the Borrower) of such Person which is subordinated in right of payment to the Secured Obligations pursuant to a written agreement in form and substance satisfactory to the Required Lenders."

               (f) The definition of "Total Leverage Ratio" in ARTICLE I is amended in its entirety to read as follows:

                    "'Total Leverage Ratio' means, as at any date of determination thereof, the ratio of (i) (a) all Indebtedness (including Subordinated Indebtedness) outstanding as at such date of determination minus (b) so long as, on such date of determination, no Default or Unmatured Default shall exist and no Advances shall be outstanding hereunder, cash on hand in excess of $1,000,000 to (ii) Annualized Operating Cash Flow as at such date of determination, all calculated for the Borrower and its Subsidiaries on a consolidated basis in accordance with Agreement Accounting Principles consistently applied."

               (g) Subsections (iii), (iv) and (v) of SECTION 2.2 are amended in their entirety to read as follows:

          "(iii) Concurrently with the consummation of any Significant Sale by the Borrower or any of its Subsidiaries (which Significant Sale shall have been consented to by the Required Lenders) or on such later date as the Required Lenders shall specify, the Borrower shall make a mandatory payment on the Advances outstanding in such amount as the Required Lenders shall specify not in excess of 100% (or, in the case of a Significant Sale of non-paging assets, 50%) of the Net Cash Proceeds realized by the Borrower or such Subsidiary from such Significant Sale, such payment to be applied as specified in clause (1) or clause (2), as applicable, of Section 2.2(vi)(b), PROVIDED that the foregoing mandatory payment shall not be required in connection with any Significant Sale if specifically waived in writing by the Required Lenders prior to the consummation of such sale.

          (iv) Concurrently with the incurrence or issuance of any Subordinated Indebtedness of the Borrower (which incurrence or issuance shall have been consented to by the Required Lenders) or on such later date as the Required Lenders shall specify, the Borrower shall make a mandatory payment on the Advances outstanding in such amount as the Required Lenders shall specify not in excess of 100% of the Net Cash Proceeds realized by the Borrower or such Subsidiary from such incurrence or issuance, such payment to be applied as specified in clause (1) or clause (2), as applicable, of Section 2.2(vi)(c); PROVIDED that the foregoing mandatory payment shall not be required (1) if, after giving effect to the issuance or incurrence of such Subordinated Indebtedness, the Total Leverage Ratio, calculated on a PRO FORMA basis as of the date of such issuance or incurrence, is equal to or less than 4.5:1.0, or (2) if specifically waived in writing by the Required Lenders prior to the issuance or incurrence of such Subordinated Indebtedness.

          (v)  On the Reduction Date in respect of any Equity
               Issuance or on such later date as the Required Lenders shall specify, the Borrower shall make a mandatory payment on the Advances outstanding in an amount equal to the Reduction Amount in respect of such Equity Issuance (or such lesser amount as the Required Lenders shall specify), such payment to be applied as specified in Section 2.2(vi)(a)(1), in the case of any Reduction Date occurring prior to the Facility B Revolving Credit Termination Date, or as specified in Section 2.2(vi)(a)(2), in the case of any Reduction Date occurring from and after the Facility B Revolving Credit Termination Date. Notwithstanding anything in this Agreement to the contrary (x) the Borrower agrees that, promptly upon receipt thereof, the Net Cash Proceeds realized from any Equity Issuance will be used by the Borrower first (before being used for any other purpose) to cure any breach of Section 6.4.2 or Default resulting therefrom which may exist at the time of the realization of such Net Cash Proceeds; and (y) the mandatory payment pursuant to this Section 2.2(v) shall not be required (1) if, after giving effect to such Equity Issuance, the Total Leverage Ratio, calculated on a pro forma basis as of the date of such issuance, is equal to or less than 4.5:1.0, or (2) if specifically waived in writing by the Required Lenders prior to the applicable Reduction Date."

               (h) The Applicable Margin table set forth in SECTION 2.4(ii) is amended in its entirety to read as follows:

                                    Applicable Margin        Applicable Margin
             "Total                 for Floating             for Eurodollar
          Leverage Ratio            Rate Advances            Advances
          --------------            -----------------        -----------------
          Greater than
          5.75:1.0                       1.50%                      2.75%

          Less than or
          equal to 5.75:1.0
          but greater than
          5.5:1.0                        1.25%                      2.50%

          Less than or
          equal to 5.5:1.0
          but greater than
          5.0:1.0                       1.125%                     2.375%

          Less than or equal
          to 5.0:1.0 but greater
          than 4.5:1.0                   1.00%                      2.25%


          Less than or equal
          to 4.5:1.0 but greater
          than 4.0:1.0                    .75%                      2.00%

          Less than or equal
          to 4.0:1.0 but greater
          than 3.5:1.0                    .50%                      1.75%

          Less than or equal
          to 3.5:1.0 but greater
          than 3.0:1.0                    .25%                      1.50%

          Less than or equal
          to 3.0:1.0 but greater
          than 2.5:1.0                      0%                      1.25%

          Less than or equal
          to 2.5:1.0                        0%                      1.00%"

               (i) The third sentence of SECTION 2.15 is amended in its entirety to read as follows:

          "Each Lender shall notify the Agent, not later than eleven months after receipt of notice from the Borrower pursuant to
          Section 6.1(x) in respect of any Equity Issuance, as to whether or not such Lender elects to approve a mandatory payment in respect of such Equity Issuance pursuant to Section 2.2(v) of less than 100% of the applicable Reduction Amount and, if so, the minimum acceptable prepayment percentage."

               (j) SECTION 4.2 is amended by inserting a new clause (v) as follows:

          "(v) The Borrower has delivered a certificate to the Agent, on behalf of the Lenders, certifying that no portion of such Advance shall be used to pay Litigation Liabilities in excess of the amount set forth in the notice referred to in Sections 5.5 and 5.7 (or, if applicable, the amount set forth in the letter agreement referred to in Section 6.24)."

               (k)  SECTION 5.5 is amended in its entirety to read as follows:

                    "5.5. MATERIAL ADVERSE CHANGE. Since December 31, 1995, there has been no change in the business, Property, prospects, condition (financial or otherwise) or results of operations of the Borrower and its Subsidiaries which could reasonably be expected to have a Material Adverse Effect, PROVIDED that the Shareholder Litigation shall not be deemed to constitute an event having a Material Adverse Effect unless the aggregate Litigation Liabilities which the Borrower has paid, or has become legally obligated to pay, in connection therewith (excluding any portion thereof actually paid or payable by any insurance carrier pursuant to any D&O insurance policies) exceed in the aggregate the amount set forth in that certain notice dated as of the First Amendment Effective Date delivered by the Agent to the Borrower and its Subsidiaries (as from time to time replaced or superceded by any subsequent notice given by the Agent, on behalf of the Lenders, to the Borrower and its Subsidiaries) or, if applicable, the amount set forth in the letter agreement referred to in Section 6.24 (which notice and agreement shall each be expressly subject to the terms of Section 9.16)."

               (l)  Section 5.7 is amended in its entirety to read as follows:

                    "5.7.  LITIGATION AND CONTINGENT OBLIGATIONS.
          Except as set forth on Schedule "3" hereto, there is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting the Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect. Other than any liability incident to the Shareholder Litigation or the matters disclosed on Schedule "3", the Borrower has no material contingent obligations not provided for or disclosed in the financial statements referred to in Section 5.4, or in other public documents filed by Borrower with the Securities and Exchange Commission (so long as copies of such other public documents have been delivered to the Lenders by the Borrower promptly upon the filing thereof in accordance with Section 6.1(ix)). Notwithstanding the foregoing, the Shareholder Litigation shall not be deemed to constitute litigation which could reasonably be expected to have a Material Adverse Effect unless the aggregate Litigation Liabilities which the Borrower has paid, or has become legally obligated to pay, in connection therewith (excluding any portion thereof actually paid or payable by any insurance carrier pursuant to any D&O insurance policies) exceed in the aggregate the amount set forth in that certain notice dated as of the First Amendment Effective Date delivered by the Agent to the Borrower and its Subsidiaries (as from time to time replaced or superceded by any subsequent notice given by the Agent, on behalf of the Lenders, to the Borrower and its Subsidiaries) or, if applicable, the amount set forth in the letter agreement referred to in Section 6.24 (which notice and agreement shall each be expressly subject to the terms of Section 9.16)."

               (m) SECTION 6.1 is amended by inserting clause (xiii) as follows:

                    "(xiii) Written reports with respect to the status of the Shareholder Litigation, which reports shall be delivered as soon as possible and in any event within three (3) Business Days following the occurrence of any material development or other change in the status of any such litigation."

               (n) SECTION 6.4.1 is amended in its entirety to read as follows:

                    "6.4.1. TOTAL LEVERAGE RATIO: The Borrower and its Subsidiaries will maintain, on a consolidated basis as at the last day of each fiscal quarter ending during the periods set forth below, a Total Leverage Ratio not greater than the ratio set forth below opposite each such period:

                               Period                        Ratio
                               -------                       -----

                    First Amendment Effective              5.75:1.00
                    Date through 6/30/97

                    7/1/97 through 12/31/97                5.50:1.00

                    1/1/98 through 6/30/98                 5.00:1.00

                    7/1/98 through 12/31/98                4.50:1.00

                    1/1/99 through 6/30/99                 4.00:1.00

                    7/1/99 through 12/31/99                3.50:1.00

                    1/1/00 and thereafter                  3.00:1.00

               Notwithstanding the foregoing, if the PacWest Acquisition and the Georgialina Acquisitions are completed prior to September 30, 1996, the Total Leverage Ratio for the period from the First Amendment Effective Date through September 29, 1996 shall be 5.90:1.00."

               (o) SECTION 6.4.3 is amended in its entirety to read as follows:

                    "6.4.3. PRO FORMA DEBT SERVICE RATIO: The Borrower and its Subsidiaries will maintain, on a consolidated basis as at the last day of each fiscal quarter, a Pro Forma Debt Service ratio not less than the ratio set forth below opposite each such period:

                             Period                   Ratio
                    ------------------------         ---------
                    Amendment Effective Date         1.25:1.00
                    through 9/30/96

                    10/1/96 through 12/31/96         1.40:1.00

                    1/1/97 and thereafter            1.50:1.00"

               (p)  SECTION 6.11 is amended in its entirety to read as follows:

                    "6.11. DIVIDENDS. The Borrower will not, nor will it permit any Subsidiary to, declare or pay any dividends on its capital stock (other than dividends payable in its own capital stock) or redeem, repurchase or otherwise acquire or retire any of its capital stock at any time outstanding, except (i) dividends declared and paid by any Subsidiary to the Borrower or to a Wholly-Owned Subsidiary, and (ii) so long as no Default or Unmatured Default has occurred and is continuing or will result therefrom, redemptions by the Borrower of any capital stock issued as payment of all or any portion of the deferred purchase price for any Permitted Acquisition (other than the Acquisition of the assets of Carrier Paging Systems, Inc.)."

               (q) SECTION 6.17(x) is amended in its entirety to read as follows:

          "(x) That certain PCS Investment in an aggregate amount of $100,000 made by Borrower in PageLink, Inc. prior to the First Amendment Effective Date, and other PCS Investments, so long as the Required Lenders have given prior written consent to such other PCS Investments and such PCS Investments are made pursuant to terms and conditions satisfactory to the Required Lenders."

               (r) SECTION 6.17(xii) is amended in its entirety to read as follows:

          "(x) Acquisitions of assets related to, or a business or entity engaged in, lines of business other than Paging Services, so long as the Required Lenders have given prior written consent to such other lines of business and to such Acquisition, and such Acquisition is consummated pursuant to terms and conditions satisfactory to the Required Lenders."

               (s) SECTION 6.19(ix) is amended in its entirety to read as follows:

         "(ix) Claims in respect of escrowed funds deposited in connection with any Permitted Acquisition."

               (t)  SECTION 6.22 is amended in its entirety to read as follows:

                    "6.22. SUBORDINATED INDEBTEDNESS. The Borrower will not, and will not permit any Subsidiary to, make any amendment or modification to the indenture, note or other agreement evidencing or governing any Subordinated Indebtedness, or directly or indirectly voluntarily prepay, defease or in substance defease, purchase, redeem, retire or otherwise acquire, any Subordinated Indebtedness."

               (u) ARTICLE 6 is amended by inserting a new Section 6.24 as follows:

                    6.24. LETTER AGREEMENT. If requested by Agent or any Lender at any time from and after the First Amendment Effective Date, Borrower shall, and shall cause each of its Subsidiaries to, execute and deliver that certain letter agreement in the form attached as Exhibit "A" to the First Amendment.

               (v) SECTION 8.2(iii) is amended in its entirety to read as follows:

          "(iii) Extend the Facility B Revolving Credit
                 Termination Date or the Facility Termination Date, or reduce the amount or extend the payment date for, the mandatory payments required under Section 2.2 (provided that the foregoing shall not be construed as requiring the consent of all Lenders to waive or delay any mandatory payment under Section 2.2(iii), (iv) or (v), which waiver or consent to delay shall be effective if consented to by the Required Lenders), or increase the amount of any Commitment of any Lender hereunder, or permit the Borrower or any Subsidiary to assign its rights under any Transaction Document."

               (w) SECTION 10.1 is amended by inserting the following as the last sentence of such section:

          "Each of the Lenders further authorizes the Agent to execute and deliver on behalf of such Lender (a) that certain notice to the Borrower and its Subsidiaries dated as of the First Amendment Effective Date referred to in Sections 5.5 and
          5.7 hereof, and (b) if applicable, the letter agreement referred to in Section 6.24 (which notice and agreement shall each be binding on such Lender and shall be expressly subject to the terms of Section 9.16)."

               (x) SECTION 12.2.2 is amended in its entirety to read as follows:

                    "12.2.2. VOTING RIGHTS. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Transaction Documents, other than any amendment, modification or waiver with respect to any Loan or Commitment in which such Participant has an interest which forgives principal, interest or fees or reduces the interest rate or fees payable with respect to any such Loan or Commitment, postpones any date fixed for any regularly-scheduled payment of principal (including, without limitation, any payment of principal required to be made pursuant to Section 2.2 (i) or (ii), or, if not waived or delayed by the Required Lenders, Section 2.2 (iii), (iv) or (v)) of, or interest or fees on, any such Loan or Commitment, releases any guarantor of any such Loan or releases any substantial portion of the collateral, if any, securing any such Loan."

               (y) In order to reflect the Commitments of each of the Lenders as of the First Amendment Effective Date, the respective amounts of the Facility A Commitment and Facility B Commitment of each of the Lenders set forth on the signature pages to the Credit Agreement are hereby deleted in their entirety and shall be replaced with the respective amounts of such Commitments of each such Lender set forth on the signature pages to this First Amendment.

               (z)  The calculation of the Total Leverage Ratio set forth in
     Schedule I to Exhibit "C" is amended by deleting, in item (i) thereof, the phrase "(including Subordinated Indebtedness other than any portion of the principal of the 1996 Senior Subordinated Indebtedness held in the Teletouch Escrow)" and inserting the phrase "(including Subordinated Indebtedness)" in substitution therefor.

               (aa) Schedule "4" to the Credit Agreement is deleted in its entirety and is replaced by Schedule "4" attached to this Amendment.

          2. REPRESENTATIONS AND WARRANTIES OF THE BORROWER. The Borrower represents and warrants that:

          (a) The execution, delivery and performance by the Borrower of this Amendment have been duly authorized by all necessary corporate action and this Amendment is a legal, valid and binding obligation of the Borrower enforceable against it in accordance with its terms, except as the enforcement thereof may be subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law);

          (b) After giving effect to this Amendment, each of the representations and warranties contained in the Credit Agreement is true and correct in all material respects on and as of the date hereof as if made on the date hereof; and

          (c) After giving effect to this Amendment, no Default or Unmatured Default has occurred and is continuing.

          3. CONDITIONS PRECEDENT. The First Amendment Effective Date shall not occur, and this Amendment shall be of no force and effect, until the Agent shall have received duly executed copies (including sufficient copies for each of the Lenders) of each of the following:

          (a) This Amendment, executed by the Borrower, each of the Subsidiaries listed on the signature pages hereto and each of the Lenders.

          (b) A certificate from the Secretary or an Assistant Secretary of the Borrower and each Subsidiary stating that there have been no changes to the respective Certificates of Incorporation or Bylaws of such Person since the Restructuring Date.

          (c) A written opinion of Haynes and Boone, L.L.P., special counsel for the Borrower and its Subsidiaries, addressed to the Lenders in substantially the form of Exhibit "B" to this Amendment.

          (d) Facility A Notes and Facility B Notes payable to the order of each of the Lenders based on each such Lender's Commitments after giving effect to this Amendment.

          (e) Evidence satisfactory to the Lenders and their respective counsel that the Borrower shall have made all filings and registrations and obtained all Authorizations, if any, which are or may be required prerequisites to the validity, enforceability or non-voidability of this Amendment.

          (f) The Borrower shall have paid such fees as shall be payable to the Agent and to First Chicago Capital Markets, Inc. on or prior to the First Amendment Effective Date pursuant to the amended and restated letter agreement dated September 30, 1996.

          (g) The Borrower and its Subsidiaries shall have acknowledged, in writing, receipt of that certain notice dated as of the First Amendment Effective Date delivered by the Agent, on behalf of the Lenders, to the Borrower and its Subsidiaries in respect of the Shareholder Litigation.

          (h) Such other documents as any Lender or its counsel may have reasonably requested.

The date on which each of the foregoing conditions precedent has been met is referred to herein as the "First Amendment Effective Date". Notwithstanding the foregoing, in the event the First Amendment Effective Date has not occurred on or before October 31, 1996, this Amendment shall not become operative and shall be of no force or effect.

          4. REAFFIRMATION OF GUARANTIES. The Subsidiaries listed on the signature pages hereto (a) consent to the terms and provisions of this Amendment, (b) reaffirm their obligations under the Subsidiary Guaranty, and
(c) confirm that the Subsidiary Guaranty and the Subsidiary Security Agreement remains in full force and effect with respect to the Credit Agreement notwithstanding the amendments provided for herein.

          5.   REFERENCE TO AND EFFECT UPON THE CREDIT AGREEMENT.

     (a) Except as specifically amended above, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

     (b) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Agent or any Lender under the Credit Agreement or any Loan Document, nor constitute a waiver of any provision of the Credit Agreement or any Loan Document, except as specifically set forth herein. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of similar import shall mean and be a reference to the Credit Agreement as amended hereby. Without limitation of the foregoing: (i) the notice referred to in Sections 5.5 and 5.7 of the Credit Agreement (as amended hereby) is limited to the express circumstances described in the recitals hereto (including Annex A) and is further limited solely to the Borrower's ability to remake and reaffirm the representations and warranties set forth in Sections
5.5 and 5.7 during the pendency of the Shareholder Litigation; and (ii) nothing contained herein shall be construed as, or shall constitute, a waiver of any other condition precedent or any other term or requirement under the Credit Agreement or any of the other Transaction Documents, including without limitation (A) any other requirement that representations or warranties under the Credit Agreement be remade or reaffirmed at any time, or (B) any Default or Unmatured Default that may at any time occur or be continuing, even if such Default or Unmatured Default arises as a result of the payment of Litigation Liabilities in an amount less than the amount set forth in the notice referred to in Sections 5.5 and 5.7 of the Credit Agreement (or, if applicable, the amount set forth in the letter agreement referred to in Section 6.24 of the Credit Agreement).

          6.   COSTS AND EXPENSES.

     (a) The Borrowers hereby affirm their obligation under Section 9.7 of the Credit Agreement to reimburse the Agent for all reasonable costs, internal charges and out-of-pocket expenses paid or incurred by the Agent in connection with the preparation, negotiation, execution and delivery of this Amendment, including but not limited to the attorneys' fees and time charges of attorneys for the Agent with respect thereto.

          7. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

          8. HEADINGS. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.

          9. COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original but all such counterparts shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.


                                       PRONET INC.

                                       By:
                                           -----------------------------------
                                           Jan Gaulding
                                           Senior Vice President

                                       BEEPERS TO GO, INC.
                                       CONTACT COMMUNICATIONS OF
                                           MASSACHUSETTS, INC.
                                       CONTACT COMMUNICATIONS OF
                                           PENNSYLVANIA, INC.
                                       CONTACT COMMUNICATIONS, INC.
                                       ELECTRONIC TRACKING SYSTEMS, INC.
                                       PROFESSIONAL COMMUNICATIONS
                                           SYSTEMS, INC.
                                       THE MESSAGE EXPRESS, INC.
                                       CONTACT COMMUNICATIONS INC.
                                       METROPOLITAN HOUSTON PAGING
                                           SERVICES, INC.
                                       A. G. R. ELECTRONICS, INC.
                                       PRONET SUBSIDIARY, INC.

                                       By:
                                           -----------------------------------
                                           Jan Gaulding
                                           Vice President - Finance of each of
                                             the foregoing corporations

COMMITMENTS

Facility A Commitment:                 THE FIRST NATIONAL BANK OF CHICAGO,

     $10,833,333.00                          Individually and as Agent

                                       By:
                                           -----------------------------------
Facility B Commitment:                     C. Mark Hedrick
     $54,166,667.00                        Vice President

Facility A Commitment:                 WELLS FARGO BANK (TEXAS),
     $5,833,333.67                         NATIONAL ASSOCIATION

Facility B Commitment:                 By:
     $29,166,666.33                    Print Name:
                                       Title:


Facility A Commitment:                 UNION BANK OF CALIFORNIA, N.A.
     $4,166,666.67
                                       By:
                                           ----------------------------------
Facility B Commitment:                 Print Name:
     $20,833,333.33                    Title:



Facility A Commitment:                 LEHMAN COMMERCIAL PAPER INC.
     $4,166,666.67                     By:
                                       Print Name:
Facility B Commitment:                 Title:
     $20,833,333.33

                 EXHIBIT "A" TO FIRST AMENDMENT



                                        ________________, 199_

ProNet Inc.
600 Data Drive, Suite 100
Plano, Texas  75075
Attention: Ms. Jan Gaulding
           Senior Vice President

Each of the Subsidiaries listed
 on the signature page hereto

   RE: LETTER AGREEMENT--SECOND AMENDED AND RESTATED CREDIT AGREEMENT

Gentlemen/Ladies:

     Reference is made to that certain Second Amended and Restated Credit Agreement dated as of June 14, 1996 (as amended from time to time, the "Credit Agreement") among ProNet Inc. (the "Borrower"), The First National Bank of Chicago, individually and as agent (the "Agent") and the other lenders (the "Lenders") party thereto. Capitalized terms used but not otherwise defined herein have the respective meanings ascribed thereto in the Credit Agreement. This letter agreement constitutes the letter agreeement referred to in Section 6.24 of the Credit Agreement.

     By execution of this letter agreement, the Borrower and its Subsidiaries and the Agent, on behalf of the Lenders hereby agree that, for purposes of Sections 5.5 and 5.7 of the Credit Agreement, the maximum aggregate Litigation Liabilities which the Borrower may pay, or become legally obligated to pay, in connection with the Shareholder Litigation (excluding any portion thereof actually paid or payable by any insurance carrier pursuant to any D&O insurance policies) without causing a breach of the representations and warranties set forth in Sections 5.5 and 5.7 is $____________; [INSERT AMOUNT IN EFFECT AS OF THE DATE OF THIS LETTER AGREEMENT PURSUANT TO THE MOST RECENT NOTICE DELIVERED PURSUANT TO SECTIONS
5.5 AND 5.7] PROVIDED that the Agent and the Lenders reserve the right in their sole discretion to decrease such amount if such decrease is deemed to be warranted based on the financial condition or results of operations of the Borrower. Any determination to effect any such decrease shall be evidenced by the execution and delivery of a subsequent letter agreement among the Agent, on behalf of the Lenders, the Borrower and its Subsidiaries. The parties hereto further agree that the amount set forth above has been determined based on the Lenders' credit analysis of the Borrower and its Subsidiaries in light of the circumstances outlined in the First Amendment and does not represent, and should not be construed as, an assessment or judgment by the Borrower and its Subsidiaries or the Lenders as to the merits or likely outcome of the Shareholder Litigation.

     This letter agreement supersedes any and all prior versions hereof or thereof related to the subject matter hereof. This letter agreement may only be amended by a writing signed by all parties hereto. IF THIS LETTER AGREEMENT, OR ANY ACT, OMISSION OR EVENT HEREUNDER OR THEREUNDER, BECOMES THE SUBJECT OF A DISPUTE, THE BORROWER, ITS SUBSIDIARIES, THE AGENT AND THE LENDERS EACH HEREBY WAIVE TRIAL BY JURY. THIS LETTER AGREEMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS.

                              Sincerely,

                              THE FIRST NATIONAL BANK OF CHICAGO,
                                  INDIVIDUALLY AND AS AGENT

                              By:

                              Title:

ACCEPTED AND AGREED TO this
____ day of __________, 199_ by
PRONET INC.

By:  ______________________________
     Jan Gaulding, Senior Vice President

ACCEPTED AND AGREED TO this
____ day of ____________, 199_ by
BEEPERS TO GO, INC.
CONTACT COMMUNICATIONS OF MASSACHUSETTS, INC.
CONTACT COMMUNICATIONS OF PENNSYLVANIA, INC.
CONTACT COMMUNICATIONS, INC.
ELECTRONIC TRACKING SYSTEMS, INC.
PROFESSIONAL COMMUNICATIONS  SYSTEMS, INC.
THE MESSAGE EXPRESS, INC.
CONTACT COMMUNICATIONS INC.
METROPOLITAN HOUSTON PAGING SERVICES, INC.
A. G. R. ELECTRONICS, INC.
PRONET SUBSIDIARY, INC.

By:  ________________________________
     Jan Gaulding
     Vice President--Finance of each of the
           foregoing corporations

                 EXHIBIT "B" TO FIRST AMENDMENT

                       OPINION OF COUNSEL

                          See Attached

                          SCHEDULE "4"

                     SHAREHOLDER LITIGATION

                          See Attached

                            ANNEX A

                          See Attached